UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 9, 2008, AAR CORP. (the “Company”) entered into Severance and Change in Control Agreements (each, an “Agreement”) with two executive officers: Richard J. Poulton, Vice President, Chief Financial Officer and Treasurer, and Robert J. Regan, Vice President and General Counsel (each, an “Executive”).

The Agreement provides that upon termination of the Executive’s employment by the Company for other than Cause the Executive is entitled to payment of base salary for up to 12 months, any earned but unpaid bonus for the prior fiscal year, and a prorata bonus for the current fiscal year, subject to the Executive’s compliance with confidentiality and non-compete covenants under the Agreement.  If the Executive’s employment is terminated within 18 months following a Change in Control by the Company for other than Cause or Disability or by the Executive for Good Reason, or if the Executive’s employment terminates for any reason other than Disability or death during the 30-day period following such 18th month, the Executive is entitled to a lump sum payment of (i) base salary earned through the date of termination, (ii) any earned but unpaid bonus for the prior fiscal year, (iii) a prorata bonus for the current fiscal year, and (iv) two times  base salary and cash bonus for either the most recently completed fiscal year or the prior fiscal year, whichever produces the higher amount.  The Executive is also entitled to continued medical, dental and life insurance coverage for the two-year period following termination of employment.  Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

This description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a form of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 9, 2008, the Board of Directors of the Company, upon the recommendation of the Nominating and Governance Committee, adopted amended and restated By-Laws of the Company.

The principal changes effected by the amendment and restatement of the By-Laws are: (i) the addition of position descriptions for the offices of the Company and the separation of the offices of the Chief Executive Officer and President; (ii) revisions to the advance notice stockholder nomination of director provisions and the advance notice stockholder proposal provisions, including the addition of disclosure requirements relating to hedging activity by a stockholder proposing director nominations or other business to be transacted at a stockholder meeting; and (iii) non-substantive revisions to numerous By-Law provisions to conform the language to the language of the Delaware General Corporation Law.

The By-Laws, as amended and restated, took effect upon adoption by the Board of Directors on July 9, 2008.

This description of the amendment and restatement of the By-Laws is qualified in its entirety by reference to the By-Laws, as amended and restated through July 9, 2008, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

3.1           By-Laws, as amended and restated through July 9, 2008

10.1         Form of Severance and Change in Control Agreement dated as of July 9, 2008 (entered into between the Registrant and each of Richard J. Poulton and Robert J. Regan)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2008

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws, as amended and restated through July 9, 2008

10.1	Form of Severance and Change in Control Agreement dated as of July 9, 2008 (entered into between the Registrant and each of Richard J. Poulton and Robert J. Regan)